                                                                EXHIBIT 23.9


       CONSENT TO BE NAMED AS A TRUSTEE OF EQUITY OFFICE PROPERTIES TRUST

         I hereby consent, pursuant to Rule 438 of the Securities Act of 1933, as amended, to be named as a person to become a trustee of Equity Office Properties Trust, a Maryland real estate investment trust ("Equity Office"), under the circumstances described in the registration statement on Form S-4 filed by Equity Office with the Securities and Exchange Commission in connection with the merger of Cornerstone Properties Inc., a Nevada corporation, with and into Equity Office.

                                                   /s/ John S. Moody
                                                   --------------------------
                                                   John S. Moody
                                                   Date: March  22, 2000